PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
Combined Financial Statements
As of and for the years ended December 31, 2025, and 2024
Independent Auditor’s Report

INDEPENDENT AUDITOR’S REPORT

To Those Charged with Governance of the Productivity Solutions and Services Business
Milwaukee, Wisconsin

Opinion

We have audited the combined financial statements of the Productivity Solutions and Services business of Honeywell International Inc. (the “Business”), which comprise the combined balance sheets as of December 31, 2025 and 2024, and the related combined statements of operations, comprehensive income, equity, and cash flows for the years then ended, and the related notes to the combined financial statements (collectively referred to as the "financial statements").

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Business as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Business and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the accompanying financial statements have been derived from the separate records maintained by Honeywell International Inc. (“Honeywell”) and reflect the historical results of operations, financial position and cash flows of the Business that was historically managed by Honeywell. The financial statements also include expense allocations for certain corporate functions historically provided by Honeywell. These allocations may not be reflective of the actual expense that would have been incurred had the Business operated as a separate entity apart from Honeywell. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business’ ability to continue as a going concern for one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

• Exercise professional judgment and maintain professional skepticism throughout the audit.
• Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
• Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Business’ internal control. Accordingly, no such opinion is expressed.
• Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.
• Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Business’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
March 13, 2026, except for Note 6, Income Taxes, as to which the date is October 14, 2026

COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
COMBINED STATEMENTS OF OPERATIONS
(Dollars in millions)

	Years Ended December 31,
	2025	2024
Net sales	$1,147	$1,202
Cost of sales	627	610
Research and development expenses	101	85
Selling, general and administrative expenses	283	283
Other (income) expense	(6)	6
Total costs, expenses and other	1,005	984
Income before taxes	142	218
Income tax expense	37	51
Net income	$105	$167

The Notes to the Combined Financial Statements are an integral part of this statement.

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
COMBINED STATEMENTS OF COMPREHENSIVE INCOME
(Dollars in millions)

	Years Ended December 31,
	2025	2024
Net income	$105	$167
Other comprehensive income (loss), net of tax
Foreign exchange translation adjustment	25	(18)
Cash flow hedges recognized in other comprehensive income	(2)	(1)
Less: Reclassification adjustment for losses (gains) included in net income	2	(1)
Changes in fair value of cash flow hedges	—	(2)
Total other comprehensive income (loss), net of tax	25	(20)
Comprehensive income	$130	$147

The Notes to the Combined Financial Statements are an integral part of this statement.

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
COMBINED BALANCE SHEETS
(Dollars in millions)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$242	$267
Accounts receivable, net	216	166
Inventories	191	161
Contract assets	8	12
Other current assets	28	36
Total current assets	685	642
Property, plant and equipment – net	27	24
Goodwill	1,138	1,112
Intangible assets - net	43	59
Deferred income taxes	38	30
Right-of-use assets	14	17
Other assets	20	21
Total assets	$1,965	$1,905
LIABILITIES
Current liabilities:
Accounts payable	$251	$265
Accrued liabilities	134	124
Contract liabilities	124	121
Total current liabilities	509	510
Deferred income taxes	10	9
Operating lease liabilities	9	13
Contract liabilities	95	96
Other liabilities	81	77
Total liabilities	704	705
EQUITY
Net Parent investment	1,258	1,222
Accumulated other comprehensive income (loss)	3	(22)
Total equity	1,261	1,200
Total liabilities and equity	$1,965	$1,905

The Notes to the Combined Financial Statements are an integral part of this statement.

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
COMBINED STATEMENTS OF CASH FLOWS
(Dollars in millions)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$105	$167
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	5	7
Amortization	16	18
Repositioning	8	2
Net payments for repositioning	(3)	(2)
Stock compensation expense	6	6
Deferred income taxes	(7)	(10)
Changes in assets and liabilities
Accounts receivable	(38)	(14)
Inventories	(26)	16
Contract assets	2	1
Other current assets	9	(14)
Accounts payable	(21)	18
Accrued liabilities	1	(10)
Contract liabilities	(3)	9
Other	(3)	—
Net cash provided by operating activities	51	194
Cash flows from investing activities:
Expenditures for property, plant, and equipment	(8)	(5)
Net cash used for investing activities	(8)	(5)
Cash flows from financing activities:
Net transfers to Parent	(75)	(107)
Net cash used for financing activities	(75)	(107)
Effect of foreign exchange rate changes on cash and cash equivalents	7	(7)
Net (decrease) increase in cash and cash equivalents	(25)	75
Cash and cash equivalents at beginning of period	267	192
Cash and cash equivalents at end of period	$242	$267

Supplemental cash flow information:
Income taxes paid, net of refunds	18	22
Transfer of property, plant and equipment - net, to the Parent	—	(5)

The Notes to the Combined Financial Statements are an integral part of this statement.

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
COMBINED STATEMENTS OF EQUITY
(Dollars in millions)

	Net Parent Investment	Accumulated Other Comprehensive (Loss) Income	Total Equity
Balance January 1, 2024	$1,152	$(2)	$1,150
Net income	167	—	167
Foreign exchange translation adjustment	—	(18)	(18)
Changes in fair value of effective cash flow hedges	—	(2)	(2)
Net transfers to Parent	(97)	—	(97)
Balance December 31, 2024	$1,222	$(22)	$1,200
Net income	105	—	105
Foreign exchange translation adjustment	—	25	25
Changes in fair value of effective cash flow hedges	—	—	—
Net transfers to Parent	(69)	—	(69)
Balance December 31, 2025	$1,258	$3	$1,261

The Notes to the Combined Financial Statements are an integral part of this statement.

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS
(Dollars in millions, unless otherwise noted)

Note 1. Business Overview and Basis of Presentation
The accompanying Combined Financial Statements and notes present the combined results of operations, financial position and cash flows of the Productivity Solutions and Services business (“Productivity”, the “Business” or the “Company”) of Honeywell International Inc. (“Honeywell” or “Parent”). The Company provides hardware, software and automation solutions, including mobile devices, data capture devices, and cloud-based software to customers across industries such as retail, logistics, distribution and healthcare.
For the years presented in these Combined Financial Statements, the Business historically operated as part of Honeywell’s Industrial Automation segment; consequently, separate financial statements have not historically been prepared for the Business. The Combined Financial Statements have been derived from Honeywell’s historical accounting records as if the operations of the Business had been conducted independently from Honeywell and were prepared on a stand-alone basis in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
The historical results of operations, financial position and cash flows of the Business presented in these Combined Financial Statements may not be indicative of what they would have been had the Business been an independent stand-alone entity, nor are they necessarily indicative of the Business’ future combined results of operations, financial position, and cash flows.
The Combined Financial Statements include all revenues and costs directly attributable to the Business and an allocation of expenses related to certain Honeywell corporate functions (Note 3). The costs of such corporate functions were allocated to the Business based on direct usage when identifiable, with the remainder of these expenses allocated to the Business based on a proportion of net sales. The Business and Honeywell consider these allocations to be a reasonable reflection of the utilization of services or the benefits received. However, the allocations may not be indicative of the actual expense that would have been incurred had the Business operated as an independent, stand-alone entity, nor are they indicative of future expenses of the Business.
The Combined Financial Statements include assets and liabilities specifically attributable to the Business and certain assets and liabilities that are held by Honeywell that are specifically identifiable or otherwise attributable to the Business. Honeywell uses a centralized approach to cash management and financing of its operations. Accordingly, a substantial portion of the Business’ cash accounts are regularly cleared to the Parent at Honeywell’s discretion. Transfers of cash between Honeywell and the Business are included within Net transfers to Parent on the Combined Statements of Cash Flows and the Combined Statements of Equity. Cash and cash equivalents in the Combined Financial Statements represents cash and cash equivalents held by or amounts otherwise attributable to the Business. Honeywell’s long-term debt and related interest expense have not been attributed to the Business for any of the periods presented because Honeywell’s borrowings are neither directly attributable to the Business nor is the Business the legal obligor of such borrowings.
All intercompany transactions and balances within the Business have been eliminated. Transactions between the Business and Honeywell are deemed to have been settled immediately through Net Parent investment. The net effect of the deemed settled transactions is reflected in the Combined Statements of Cash Flows as Net transfers to Parent within financing activities and in the Combined Balance Sheets as Net Parent investment.

Note 2. Summary of Significant Accounting Policies
Recent Accounting Pronouncements
The Company considers the applicability and impact of all Accounting Standards Updates (“ASUs”) issued by the Financial Accounting Standards Board (FASB). ASUs not listed below were assessed and determined to be either not applicable or are expected to have a minimal impact on the Company’s Combined Statements of Operations, Combined Balance Sheets and Combined Statements of Cash Flows.
In September 2025, the FASB issued ASU 2025-06, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, which modernizes the accounting for internal-use software costs by removing all references to prescriptive and sequential software development stages. The new standard requires entities to consider

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

whether significant development uncertainty has been resolved before starting to capitalize software costs and aligns disclosure requirements with Accounting Standard Codification (ASC) 360, Property, Plant, and Equipment. The ASU is effective for annual and interim reporting periods beginning after December 15, 2027, and can be applied prospectively, retrospectively, or using a modified transition method, with early adoption permitted. The Company is currently evaluating the impacts of this guidance on the Company's Combined Financial Statements.
In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires companies to disclose additional information about the types of expenses in commonly presented expense captions. The new standard requires tabular disclosure of specified natural expenses in certain expense captions, a qualitative description of amounts that are not separately disaggregated, and disclosure of the Company's definition and total amount of selling expenses. The ASU should be applied prospectively for annual reporting periods beginning after December 15, 2026, with retrospective application and early adoption permitted. The Company is currently evaluating the impacts of this guidance on the Company's Combined Financial Statements.
In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Taxes Disclosures, which requires greater disaggregation of income tax disclosures. The new standard requires additional information to be disclosed annually with respect to the income tax rate reconciliation and income taxes paid disaggregated by jurisdiction. This ASU may be applied prospectively for fiscal years beginning after December 15, 2024, with retrospective application permitted. The Company adopted this guidance on a retrospective basis for annual disclosures for the years ended December 31, 2025 and December 31, 2024. See Note 6, Income Taxes. The adoption of this standard did not have a material impact on the Company’s Combined Financial Statements.
Use of Estimates
The Company prepares its Combined Financial Statements in conformity with GAAP. In doing so, the Company is required to make estimates and assumptions that affect the amounts reported in the Combined Financial Statements and accompanying notes. The Company bases these estimates on historical experience and on various other assumptions that the Company believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The Company’s actual results may differ materially from these estimates. Significant estimates inherent in the preparation of these Combined Financial Statements include, but are not limited to, accounting for allocation of expenses related to certain Honeywell corporate functions, evaluation of goodwill and other intangible assets for impairment, and recoverability of deferred taxes.
Cash and Cash Equivalents
Cash and cash equivalents include cash on hand and highly liquid investments having an original maturity of three months or less. The Company participates in Honeywell’s cash management and financing programs. The cash reflected on the Combined Financial Statements represents cash on hand at certain foreign and domestic locations which do not participate in Honeywell’s centralized cash management program.
Accounts Receivable and Allowances
The Company records accounts receivable when the right to consideration becomes unconditional. An allowance for accounts receivable is recorded based on two components: an allowance for future customer claims and an allowance for credit losses. The Company regularly evaluates the collectability of accounts receivable and maintains reserves for expected credit losses based on an assessment of the aging of the receivables, customer creditworthiness, historical collection experience, existing economic conditions and other available information. As of December 31, 2025, total allowances amounted to $146 million, of which $3 million related to an allowance for credit losses. As of December 31, 2024, total allowances amounted to $148 million, of which $2 million related to an allowance for credit losses.
Inventories
Inventories are stated at the lower of cost or net realizable value, with cost determined on a first-in, first-out (FIFO) basis. Carrying value adjustments for inventory obsolescence are equal to the difference between cost and net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Items capable of being sold, including as spare parts, are classified as finished goods.

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

Property, Plant and Equipment
Property, plant and equipment are recorded at cost, less accumulated depreciation. For financial reporting, the straight-line method of depreciation is used over the estimated useful lives of 10 to 50 years for buildings and improvements and 3 to 16 years for machinery and equipment.
Goodwill
Goodwill is subject to impairment testing annually as of the first day of the fourth quarter, or if a triggering event occurs or changes in circumstances indicate that the carrying amount may not be fully recoverable. This testing compares carrying values to fair values and, when appropriate, the carrying value of these assets is reduced to fair value. The Company completed its annual goodwill impairment test as of the first day of the fourth quarter of both 2025 and 2024 and determined that there was no impairment as of each of those dates.
Definite-Lived Intangible Assets
Intangible assets with definite lives consist of customer lists, technology, patents and trademarks, and other intangibles are amortized over their estimated useful lives, ranging from 2 to 15 years.
Impairment of Long-Lived Assets
Long-lived assets, which include intangible assets, held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. The Company evaluates recoverability of assets to be held and used by comparing the carrying amount of an asset (group) to future net undiscounted cash flows to be generated by the asset (group). If an asset (group) is considered to be impaired, the impairment to be recognized is equal to the amount by which the carrying amount of the asset (group) exceeds the asset's (group's) fair value calculated using a discounted future cash flows analysis or market comparable analysis.
Foreign Currency Translation
Assets and liabilities of operations outside of the United States with a functional currency other than U.S. dollars are translated into U.S. dollars using year-end exchange rates. Sales, costs, and expenses are translated at the average exchange rates in effect during the year. Foreign currency translation gains and losses are included as a component of Accumulated other comprehensive loss. For operations in highly inflationary environments, inventories and property, plant and equipment, including related expenses, are remeasured at the exchange rate in effect on the date the assets were acquired, while monetary assets and liabilities are remeasured at year-end exchange rates. Remeasurement adjustments for these operations are included in earnings.
Investments
The Combined Financial Statements have been prepared on a stand-alone basis and include the accounts of the Business and its subsidiaries as well as certain cost method investments in which the Business holds a non-controlling interest in another entity. The Company measures cost method investments without readily determinable fair values at cost minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.
Cost method investments were $13 million and $12 million as of December 31, 2025 and 2024, and are included in Other assets on the Combined Balance Sheets. During the years ended December 31, 2025 and 2024, the Company recognized fair value adjustments resulting in an increase of $1 million and decrease of $1 million related to its cost method investments, respectively, which is included in Other expense on the Combined Statements of Operations.
Leases
At the inception of a contract, the Company assesses whether the contract is, or contains, a lease. The assessment is based on (1) whether the contract involves the use of a distinct identified asset, (2) whether the Company obtains the right to substantially all the economic benefit from the use of the asset throughout the period, and (3) whether the Company has the right to direct the use of the asset.
All significant lease arrangements are generally recognized at lease commencement. Operating lease right-of-use (“ROU”) assets and lease liabilities are recognized at commencement. A ROU asset and corresponding lease liability are not recorded for leases with an

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

initial term of 12 months or less (short-term leases), and the Company recognizes lease expense for these leases as incurred over the lease term. There was no lease expense for short-term leases in the years ended December 31, 2025 and 2024.
ROU assets represent the Company’s right to use an underlying asset during the reasonably certain lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option.
Operating lease ROU assets and lease liabilities are recognized at lease commencement date, based on the present value of lease payments over the lease term. Lease payments may be fixed or variable, however, only fixed payments or in-substance fixed payments are included in determining the lease liability. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments is incurred. The operating lease ROU asset also includes any lease payments related to initial direct cost and prepayments and excludes lease incentives. Lease expense is recognized on a straight-line basis over the lease term. The Company has lease agreements with lease and non-lease components, which are generally accounted for separately.
The Company uses Honeywell’s incremental borrowing rate, which is based on the information available at the lease commencement date, in determining the present value of the lease payments. In determining the borrowing rate, the Company considers the lease term, secured incremental borrowing rate, and for leases denominated in a currency different than the U.S. dollar, the collateralized borrowing rate in the foreign currency using the U.S. dollar and foreign currency swap spread, when available.
Defined Benefit Plans
Honeywell-sponsored defined benefit plans
Many of the Company’s employees participate in defined benefit pension plans administered and sponsored by Honeywell. The Company does not record assets or liabilities to recognize the funded status of these plans because the Combined Financial Statements reflect the cost for these plans as if they were multi-employer plans. Costs are allocated to the Company on a pro rata basis of net sales, utilizing the Business’ proportion of total Honeywell revenue in each respective year. These costs reflect the Company’s employees’ proportionate share of total costs in Honeywell plans in which they participate as well as an allocation of Honeywell’s corporate costs for these plans. The Company recorded service cost for U.S. employees of $1 million and $1 million for the years ended December 31, 2025 and 2024, respectively, recorded within Selling, general and administrative expenses in the Combined Statements of Operations.
Productivity Solutions and Services-sponsored defined benefit plans
Certain employees of the Company participate in unfunded defined benefit plans administered and sponsored by Productivity Solutions and Services. These plans cover non-U.S. employees and retirees in certain jurisdictions, principally in France and Italy. The related liabilities of these plans are included in Accrued liabilities and Other liabilities on the Combined Balance Sheets. The Company records the service cost component in Cost of sales and Selling, general and administrative expenses in the Combined Statements of Operations. The remaining components of costs, primarily interest costs, are recorded in Other expense. Allocated service cost for these plans was immaterial for the years ended December 31, 2025 and 2024.
Supply Chain Financing
Honeywell maintains agreements with third-party financial institutions that offer voluntary supply chain financing (“SCF”) programs to suppliers of the Company. The SCF programs enable suppliers, at their sole discretion, to sell their receivables to third-party financial institutions in order to receive payment on receivables earlier than the negotiated commercial terms between suppliers and the Company. Supplier’s sale of receivables to third-party financial institutions is on terms negotiated between the suppliers and the respective third-party financial institution. The Company agrees on commercial terms for the goods and services procured from suppliers, including prices, quantities, and payment terms, which normally range between 60 to 120 days, regardless of whether the supplier elects to participate in the SCF programs. A supplier’s voluntary participation in the SCF programs has no bearing on the Company's payment terms and the Company has no economic interest in a supplier’s decision to participate in the SCF programs. The Company agrees to pay participating third-party financial institutions the stated amounts of confirmed invoices from suppliers on the original maturity dates of the invoices. Amounts outstanding related to SCF programs are included in Accounts payable in the

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

Combined Balance Sheets. The following table summarizes the Company's outstanding obligations confirmed as valid related to the SCF programs:

	December 31,
	2025	2024
Confirmed obligations outstanding at the beginning of the year	$35	$26
Invoices confirmed during the year	90	59
Less: Confirmed invoices paid during the year	85	50
Confirmed obligations outstanding at the end of the year	$40	$35
Sales Recognition
Revenue is recognized in accordance with the five-step model set forth by ASU 2014-09, Revenue from Contracts with Customers (“Topic 606”), which involves identification of the contract, identification of performance obligations in the contract, determination of the transaction price, allocation of the transaction price to the previously identified performance obligations, and revenue recognition when or as the performance obligations are satisfied.
Revenues are primarily comprised of sales of hardware, supplies, services, and software offerings. Substantially all revenues for tangible products, supplies, and perpetual software licenses are recognized at a point in time, when control and the risks and rewards of ownership has transferred to the customer. Revenues for service offerings and Company-hosted software and solution offerings are typically recognized over time using a time-based method. Service offerings include repair and maintenance service contracts, as well as professional services such as installation, provisioning and asset retirement. The Company enters into contracts that includes a bundle of products, services and/or software delivered to the customer, which are generally distinct and accounted for as separate performance obligations with judgment required to select the method of progress which best reflects the transfer of control for each performance obligation. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods or providing services. Taxes collected from customers, which are subsequently remitted to governmental authorities, are excluded from revenue. The Company presents amounts collected from customers for sales and other taxes net of the related amounts remitted.
Provisions for anticipated losses on long-term contracts are recorded in full when such losses become evident, to the extent required. There were no amounts recorded for contract losses recorded in the Combined Statement of Operations for the years ended December 31, 2025 and 2024 and no anticipated contract losses recorded in accrued expenses on the Combined Balance Sheets as of December 31, 2025 and 2024.
The terms of a contract or the historical business practice can give rise to variable consideration due to, but not limited to, cash-based incentives, rebates, performance awards, or credits. The Company estimates variable consideration at the most likely amount the Company will receive from customers. The Company includes estimated amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized for such transaction will not occur, or when the uncertainty associated with the variable consideration is resolved. The Company’s estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of the Company’s anticipated performance and all information (historical, current and forecasted) that is reasonably available to the Company.
Warranties
The Company issues product warranties with an accrual recorded for the estimated cost of product warranties based on contract terms and historical experience at the time of sale. Adjustments to initial obligations for warranties are made as changes to the obligations become reasonably estimable. Refer to Note 13, Commitments and Contingencies for additional information.
Contingencies
The Company establishes a liability for loss contingencies when the loss is both probable and estimable. Refer to Note 13, Commitments and Contingencies for additional information.
Research and Development
Research and development costs for projects are expensed as incurred, unless these costs relate to contracts with customers where the Company receives reimbursements. Costs related to contracts with customers for customer-sponsored research and development projects are included as a contract cost and included in Cost of sales when revenue from such contracts is recognized, consistent with

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

the Company's sales recognition policies. Amounts expensed as incurred for research and development (“R&D”) projects are included in Research and development expenses in the Combined Statements of Operations.
Income Taxes
Income taxes as presented in the Combined Financial Statements attribute current and deferred income taxes of Honeywell to the Business’ stand-alone financial statements in a manner that is systematic, rational and consistent with the asset and liability method prescribed by ASC 740, Income Taxes (“ASC 740”). Accordingly, the Business’ income tax provision was prepared following the separate return method. The separate return method applies ASC 740 to the stand-alone financial statements of each member of the consolidated group as if the group members were separate taxpayers. As a result, actual transactions included in the consolidated financial statements of Honeywell may not be included in the separate Combined Financial Statements of the Business. Similarly, the tax treatment of certain items reflected in the Combined Financial Statements of the Business may not be reflected in the consolidated financial statements and tax returns of Honeywell. Therefore, items such as net operating losses, credit carryforwards and valuation allowances may exist in the stand-alone financial statements that may or may not exist in Honeywell’s consolidated financial statements. As such, the income taxes of the Business as presented in the Combined Financial Statements may not be indicative of the income taxes that the Business will generate in the future.
Deferred tax assets and liabilities are determined based on differences between the tax bases of assets and liabilities and their reported amounts in the Combined Financial Statements, applying enacted tax rates expected to be in effect for the year in which the differences are expected to reverse. The Business reduces deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all the deferred tax assets will not be realized.
Since the Company’s results are included in the Parent’s consolidated tax returns, payments to certain tax authorities are made by the Parent and not by the Company. For tax jurisdictions where the Company is included with Parent in a consolidated tax filing, the Company does not maintain taxes payable to or from the Parent. The payments are deemed to be settled immediately with the legal entities paying the tax in the respective tax jurisdictions and is reflected in the Combined Statements of Cash Flows as Net transfers to Parent within financing activity and in the Combined Financial Statements as Net Parent investment.
Significant judgment is required in evaluating tax positions. The Business establishes reserves for income taxes when, despite the belief that tax positions are fully supportable, certain positions remain that do not meet the minimum recognition threshold. The approach for evaluating certain and uncertain tax positions is defined by the authoritative guidance which determines when a tax position is more likely than not to be sustained upon examination by the applicable taxing authority. In the normal course of business, the Business and its subsidiaries are examined by various federal, state, and foreign tax authorities. The Business assesses the potential outcomes of these examinations and any future examinations for the current or prior years in determining the adequacy of the Business’s provision for income taxes. The Business continually assesses the likelihood and amount of potential adjustments and adjusts the income tax provision, the current tax liability, and deferred taxes in the period in which the facts that give rise to a change in estimate become known.

Note 3. Corporate Allocations and Net Parent Investment
Corporate Allocations
The Combined Financial Statements reflect allocations of certain expenses from Honeywell including, but not limited to, legal, accounting, information technology, human resources and other infrastructure support. The costs of such services have been allocated on a pro rata basis of net sales, utilizing the Business’ proportion of total Honeywell revenue in each respective year, relative to the Honeywell expense cost pool.
This allocation method is believed to be a reasonable reflection of the utilization of services by the Business or the benefits provided by the Parent. Allocations for management costs and corporate support services provided to the Business totaled $62 million and $66 million for the years ended December 31, 2025 and 2024, respectively, and such amounts are included within Selling, general and administrative expenses in the Combined Statements of Operations. These corporate allocations include stock-based compensation expense allocated to the Company for corporate and shared employees of $4 million and $4 million and U.S. pension service costs of $1 million and $1 million for the years ended December 31, 2025 and 2024, respectively.
The financial information in these Combined Financial Statements does not necessarily include all the expenses that would have been incurred by the Business had it been a separate, stand-alone entity. Actual costs that may have been incurred if the Business had been a

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

stand-alone company would depend on a number of factors, including the chosen organization structure and functions outsourced or performed by employees.
Parent Company Credit Support
Honeywell provides the Company with parent credit support in certain jurisdictions. To support the Company in selling products and services globally, Honeywell enters into contracts on behalf of the Company or issues Parent guarantees. Honeywell also provides similar credit support for some non-customer related activities of the Company. There are no instances under the Company’s existing customer contracts requiring payments or performance under parent company guarantees. As such, the Company recorded no amounts related to parent company guarantees in the Combined Financial Statements as of or for the years ended December 31, 2025 and 2024.
Net Parent Investment
Honeywell uses a centralized approach for the purpose of cash management and financing of its operations. Excess cash generated by the Company is transferred to Honeywell daily and Honeywell funds the Company’s operating and investing activities as needed. The Company operates a centralized non-interest-bearing cash pool in the U.S. and regional interest-bearing cash pools outside of the U.S. The total net effect of the settlement of these intercompany transactions is reflected in the Combined Statements of Cash Flows as a financing activity and in the Combined Financial Statements as Net Parent investment.
Note 4. Revenue Recognition and Contracts with Customers
Contract Balances
The Company tracks progress on satisfying performance obligations under contracts with customers and the related billings and cash collections are recorded on the Combined Balance Sheets in Accounts receivable—net (billed receivables) and Contract assets or Other Assets (short-term unbilled receivables and long-term unbilled receivables, respectively) and Contract liabilities (customer advances and deferred revenue). Unbilled receivables (contract assets) arise when the timing of cash collected from customers differs from the timing of revenue recognition. Contract assets are recognized when the revenue associated with the contract is recognized prior to billing and derecognized when billed in accordance with the terms of the contract. Contract liabilities consist of deferred revenue and are recorded when customers remit contractual cash payments in advance of the Company satisfying performance obligations under contractual arrangements. Contract liabilities are derecognized when revenue is recorded when the performance obligation is satisfied. Deferred revenue that will be recognized during the succeeding 12-month period is recorded as current deferred revenue, and the remaining portion is recorded as long-term deferred revenue.
Contract balances are classified as assets or liabilities on a contract-by-contract basis at the end of each reporting period.
The following table summarizes the Company's contract assets and liabilities balances:

	December 31,
	2025	2024
Contract assets - January 1	$14	$12
Contract assets - December 31	8	14
Change in contract assets - (decrease) increase	(6)	2
Contract liabilities - January 1	(217)	(210)
Contract liabilities - December 31	(219)	(217)
Change in contract liabilities - (increase) decrease	(2)	(7)
Net change	$(8)	$(5)
Contract assets were $8 million and $14 million as of December 31, 2025 and 2024, respectively, substantially all of which related to unbilled receivables under long-term contracts. Contract liabilities were $219 million and $217 million as of December 31, 2025 and 2024, respectively, substantially all of which related to deferred revenue. For the years ended December 31, 2025 and 2024, the Company recognized revenue of $118 million and $109 million, respectively, that was previously included in the beginning balance of contract liabilities.
When contracts are modified to account for changes in contract specifications and requirements, the Company considers whether the modification either creates new or changes the existing enforceable rights and obligations. The effect of a contract modification on the

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

transaction price and the Company’s measure of progress for the performance obligation to which it relates is recognized as an adjustment to revenue (either as an increase in or a reduction of revenue) on a cumulative catch-up basis. When the modifications include additional performance obligations that are distinct and at relative stand-alone selling price, they are accounted for as a new contract and performance obligation, which are recognized prospectively.
Performance Obligations
A performance obligation is a promise in a contract to transfer a distinct good or to provide a service to the customer and is defined as the unit of account. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. For any contracts with multiple performance obligations, the Company allocates the contract’s transaction price to each performance obligation based on the estimated relative stand-alone selling price of each distinct good or service in the contract. In such cases, the observable stand-alone sales are used to determine the stand-alone selling price. For product sales, each product sold to a customer typically represents a distinct performance obligation.
Performance obligations are satisfied as of a point in time or over time. Performance obligations are supported by contracts with customers, providing a framework for the nature of the distinct goods, services or bundle of goods and services. The timing of satisfying the performance obligation is typically indicated by the terms of the contract.
The disaggregation of the Company's revenue based off timing of recognition is as follows:

	Years Ended December 31,
	2025	2024
Products, transferred point in time	$887	$966
Products, transferred over time	6	4
Net product sales	893	970
Services, transferred point in time	28	16
Services, transferred over time	226	216
Net service sales	254	232
Net sales	$1,147	$1,202
The Company recognized performance obligations of $318 million as of December 31, 2025, which will be satisfied over the course of future periods. The Company’s disclosure of the timing for satisfying the performance obligation is based on the requirements of contracts with customers. However, from time to time, these contracts may be subject to modifications, impacting the timing of satisfying the performance obligations.
The timing of satisfaction of the Company’s performance obligations does not significantly vary from the typical timing of payment. Typical payment terms of the Company's fixed price over time contracts include progress payments based on specified events or milestones or based on project progress. For some contracts, the Company may be entitled to receive an advance payment.
The Company grants credit terms to its customers in the normal course of business. The terms and conditions of the Company’s credit sales are designed to mitigate or eliminate concentrations of credit risk with any single customer. The Company’s sales are not materially dependent on a single customer or a small group of customers.
In 2024, the Company recognized revenue of $52 million relating to Settlement and Licensing Agreements entered into with third-party counterparties (the "Agreements"). The Company determined the Agreements met the definition of a contract with a customer accounted for under Revenue from Contracts with Customers (“Topic 606”), with the related payments recognized as revenue.

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

Note 5. Repositioning Charges
A summary of repositioning charges is as follows:

	Years Ended December 31,
	2025	2024
Severance	$6	$3
Asset impairments	3	—
Reserve adjustments	(1)	(1)
Total net repositioning charge	$8	$2
The following table summarizes the pre-tax distribution of total net repositioning charges by classification in the Combined Statement of Operations classification:

	Years Ended December 31,
	2025	2024
Cost of sales	$2	$1
Selling, general and administrative	6	1
Total net repositioning charge	$8	$2
For the year ended December 31, 2025, the Company recognized repositioning charges totaling $9 million, including severance costs of $6 million resulting from workforce reductions related to manufacturing and administrative positions. The repositioning charges also included asset impairment charges of $3 million related to the write-down of certain assets. Additionally, $1 million previously established reserves, primarily for severance, were returned to income primarily driven by certain adjustments to the earlier announced repositioning actions.
For the year ended December 31, 2024, the Company recognized repositioning charges totaling $3 million for severance costs resulting from workforce reductions related to manufacturing and administrative positions. Additionally, $1 million previously established reserves for severance were returned to income primarily driven by higher-than-expected voluntary exits and adjustments to the scope of previously announced repositioning actions.
The following table summarizes the status of the Company’s total repositioning reserves:

	Severance Costs	Asset Impairments	Total
Balance at January 1, 2024	$3	$—	$3
Charges	3	—	3
Usage—cash	(2)	—	(2)
Usage—noncash	—	—	—
Adjustments	(1)	—	(1)
Balance at December 31, 2024	$3	$—	$3
Charges	6	3	9
Usage—cash	(3)	—	(3)
Usage—noncash	—	(3)	(3)
Adjustments	(1)	—	(1)
Balance at December 31, 2025	$5	$—	$5
Certain repositioning projects will recognize exit costs in future periods when the actual liability is incurred. Such exit costs incurred for the years ended December 31, 2025 and 2024, were $3 million and $3 million, respectively.

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

Note 6. Income Taxes
Income Before Taxes
The sources of income before income taxes are as follows:

	Years Ended December 31,
	2025	2024
US	$24	$74
Non-US	118	144
Total	$142	$218
Tax Expense
Tax expense consists of the following:

	Years Ended December 31,
	2025	2024
Current:
US Federal	$11	$20
US State	5	7
Non-US	28	34
Total current tax expense	44	61
Deferred:
US Federal	(7)	(6)
US State	(1)	(1)
Non-US	1	(3)
Total deferred tax (benefit) expense	(7)	(10)
Total tax expense	$37	$51
The U.S. federal statutory income tax rate is reconciled to the effective income tax rate as follows:

	Years ended December 31,
	2025		2024
Reconciliation of Effective Income Tax Rate:
US Federal Statutory Tax Rate	30	21.0%	46	21.0%
State and local income taxes, net of Federal income tax effects(1)	3	2.1%	4	2.0%
Foreign tax effects
Ireland
Statutory tax rate difference between Ireland and United States	(6)	-4.2%	(7)	-3.4%
Pillar 2	2	1.4%	2	1.0%
China	2	1.4%	3	1.2%
Other foreign jurisdictions	4	2.8%	3	1.5%
Effect of cross-border tax laws(2)	1	0.7%	1	0.6%
Tax credits	(1)	-0.6%	(1)	-0.7%
Nontaxable or nondeductible items	(1)	-0.6%	(1)	-0.3%
Changes in unrecognized tax benefits	3	2.1%	1	0.5%
Effective Income Tax Rate	37	26.1%	51	23.4%
(1)The states that contribute to the majority (greater than 50%) of the tax effect in this category include South Carolina, Kentucky, and Tennessee for 2025 and South Carolina, Kentucky, Tennessee, Georgia, and New York for 2024.
(2)Effect of cross border tax laws is presented net of related foreign tax credits.

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

The effective tax rate increased by 2.7 percent in 2025 compared to 2024. The increase was primarily due to changes in the mix of earnings taxed at differing tax rates in various jurisdictions and changes in unrecognized tax benefits.
Deferred Tax Assets (Liabilities)
The tax effects of temporary differences and tax carryforwards which give rise to future income tax benefits and payables are as follows:

	December 31,
	2025	2024
Deferred tax assets
Pension	$1	$1
Other accruals and reserves	22	21
Lease liability	4	4
Capitalized research & development	24	20
Other	3	4
Gross deferred tax assets	54	50
Valuation allowance	(1)	(1)
Total deferred tax assets	53	49
Deferred tax liabilities
Right-of-use assets	(3)	(4)
Intangibles	(14)	(17)
Unremitted earnings of foreign subsidiaries	(7)	(6)
Property, plant and equipment	(1)	(1)
Total deferred tax liabilities	(25)	(28)
Net deferred tax asset	$28	$21
As of December 31, 2025 and 2024, the Company recorded a deferred tax liability of $7 million, and $6 million, respectively, on unremitted foreign earnings of conveying entities.
As of December 31, 2025 and 2024, Company had a valuation allowance of $1 million and $1 million against a portion of the non-U.S. gross deferred tax assets.
Cash Paid for Income Taxes
Cash paid for income taxes, net of refunds, was the following:

	Years Ended December 31,
	2025	2024
Cash paid for income taxes:
Domestic
State	$—	$—
Federal	—	—
Foreign:	—	—
Australia	—	2
Brazil	1	—
China	6	2
Netherlands	1	10
Singapore	8	8
Other Foreign	2	—
Total cash paid for income taxes, net of refunds	$18	$22

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

Unrecognized Tax Benefits

	December 31,
	2025	2024
Change in unrecognized tax benefits
Balance at beginning of year	$65	$65
Gross increases related to current period tax position	1	1
Expiration of the statute of limitations for the assessment of taxes	—	(1)
Foreign currency translation	1	1
Settled with Parent through Net Parent Investment	—	(1)
Balance at end of year	$67	$65
As of December 31, 2025 and 2024, there were $67 million and $65 million, respectively, of unrecognized tax benefits that, if recognized, would affect the effective tax rate. Accrued interest and penalties associated with unrecognized tax benefits were $12 million and $9 million as of December 31, 2025 and 2024, respectively.
With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2013. Based on the outcome of these ongoing examinations, or as a result of the expiration of the statute of limitations for specific jurisdictions, it is reasonably possible that certain unrecognized tax benefits for tax positions taken on previously filed tax returns will materially change from those recorded as liabilities in the Company’s Combined Financial Statements. In addition, the outcome of these examinations may impact the valuation of certain deferred tax assets (such as net operating losses) in future periods.
Unrecognized tax benefits for examinations in progress were $39 million and $39 million as of December 31, 2025 and 2024, respectively. Estimated interest and penalties related to the underpayment of income taxes are classified as a component of Income tax expense in the Combined Statement of Operations and totaled $2 million and $1 million for the years ended December 31, 2025 and 2024, respectively.
The Company’s unrecognized tax positions are recorded within income tax payables totaling $78 million and $75 million at December 31, 2025 and 2024, respectively, presented within Other Liabilities in the Combined Balance Sheets.

Note 7. Inventories

	December 31,
	2025	2024
Raw materials	$87	$89
Work in process	8	7
Finished products	96	65
Total Inventories	$191	$161

Note 8. Property, Plant and Equipment–Net

	December 31,
	2025	2024
Machinery and equipment	$63	$57
Buildings and improvements	16	14
Construction in progress	11	8
Total Property, plant and equipment	90	79
Less – Accumulated depreciation	(63)	(55)
Total Property, plant and equipment – net	$27	$24
Depreciation expense was $5 million and $7 million for the years ended December 31, 2025 and 2024, respectively.

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

Note 9. Goodwill and Intangible Assets–Net
The following table summarizes the change in the carrying amount of goodwill:

	Carrying amount
	2025	2024
Balance as of January 1	$1,112	$1,125
Currency translation adjustment	26	(13)
Balance as of December 31	$1,138	$1,112
Intangible assets are comprised of the following:

	December 31, 2025			December 31, 2024
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Definite-life intangibles
Customer relationships	$422	$(390)	$32	$434	$(390)	$44
Patents and technology	230	(219)	11	233	(218)	15
Other intangible assets	5	(5)	—	7	(7)	—
Trademarks	33	(33)	—	33	(33)	—
Total Intangibles Assets – net	$690	$(647)	$43	$707	$(648)	$59
Amortization expense related to intangible assets was $15 million and $17 million for the years ended December 31, 2025 and 2024, respectively. Estimated intangible asset amortization expense for each of the next five years approximates $15 million in 2026, $14 million in 2027, $10 million in 2028, $4 million in 2029 and $0 million in 2030.

Note 10. Leases
A significant portion of the Company’s operating lease portfolio includes R&D facilities, corporate offices, manufacturing sites, repair and service centers, information technology equipment, and automobiles. The majority of the Company’s leases have remaining lease terms of 1 year to 4 years, some of which include options to extend the leases for 5 years or more. The current portion of operating lease liabilities are included in Accrued liabilities on the Combined Balance Sheets.
A portion of the Company’s real estate leases is generally subject to annual changes in the Consumer Price Index (“CPI”). The changes to the CPI are treated as variable lease payments and recognized in the period in which the obligation for those payments was incurred.

	Years Ended December 31,
	2025	2024
Operating lease cost	$5	$5
Total lease cost	$5	$5
Supplemental cash flow information related to leases was as follows:

	Years Ended December 31,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows for operating leases	$5	$5
Right-of-use assets obtained in exchange for lease obligations
Operating leases	2	1

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

Supplemental combined balance sheet information related to leases was as follows:

	December 31,
	2025	2024
Operating leases:
Operating lease right-of-use assets	$14	$17

Accrued liabilities	5	5
Other liabilities	9	13
Total operating lease liabilities	$14	$18
Weighted-average remaining lease term (in years):	3	4
Weighted-average discount rate:	4.1%	3.4%
As of December 31, 2025, maturities of lease liabilities were as follows:

Operating Leases
2026	$6
2027	5
2028	2
2029	2
2030	—
Thereafter	—
Total lease payments	$15
Less: interest	(1)
Total maturities of lease liabilities	$14

Note 11. Accrued Liabilities

	December 31,
	2025	2024
Compensation, benefit and other employee related	$31	$31
Accrued customer rebates	33	28
ODM inventory accrual	22	20
Other taxes payable	9	9
Income taxes	7	6
Product warranties and performance guarantees	6	8
Other	26	22
Total Accrued liabilities	$134	$124

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

Note 12. Accumulated Other Comprehensive Income (Loss)
The changes in Accumulated other comprehensive income (loss) are provided in the table below:

	Pre tax	Tax	After Tax
Year Ended December 31, 2024
Foreign exchange translation adjustment	$(18)	$—	$(18)
Changes in fair value of effective cash flow hedges	(2)	—	(2)
Total net current period other comprehensive loss	$(20)	$—	$(20)
Year Ended December 31, 2025
Foreign exchange translation adjustment	$25	$—	$25
Changes in fair value of effective cash flow hedges	—	—	—
Total net current period other comprehensive income	$25	$—	$25
Components of Accumulated Other Comprehensive Income (Loss)

	December 31,
	2025	2024
Foreign exchange translation adjustment	$5	$(20)
Changes in fair value of effective cash flow hedges	(2)	(2)
Total Accumulated other comprehensive income (loss)	$3	$(22)
Changes in Accumulated Other Comprehensive Income (Loss) by Component

	Foreign Exchange Translation Adjustment	Changes in Fair Value of Effective Cash Flow Hedges	Total Accumulated Other Comprehensive (Loss) Income
Balance as of January 1, 2024	$(2)	$—	$(2)
Other comprehensive loss before reclassifications	(18)	(1)	(19)
Amounts reclassified from accumulated other comprehensive loss	—	(1)	(1)
Net current period other comprehensive (loss) income	(18)	(2)	(20)
Balance as of December 31, 2024	$(20)	$(2)	$(22)
Other comprehensive income (loss) before reclassifications	25	(2)	23
Amounts reclassified from accumulated other comprehensive income	—	2	2
Net current period other comprehensive income	25	—	25
Balance as of December 31, 2025	$5	$(2)	$3
Amounts reclassified out of Accumulated other comprehensive income (loss) related to cash flow hedges are included within Net sales or Cost of sales in the Combined Statements of Operations, depending on the nature of the underlying transaction being hedged.

Note 13. Commitments and Contingencies
Other Matters
The Company is subject to a variety of lawsuits, investigations and disputes arising out of the ordinary course of the business, including but not limited to, matters relating to commercial transactions, product liability, employment, and intellectual property. The Company recognizes a liability for any contingency that is probable of occurrence and reasonably estimable. The Company continually assesses the likelihood of adverse judgments of outcomes in these matters, as well as potential ranges of possible losses (taking into consideration any insurance recoveries), based on a careful analysis of each matter with the assistance of outside legal counsel and, if applicable, other experts. Considering the Company's past experience and existing accruals, the Company does not expect the outcome of such matters, either individually or in the aggregate, to have a material adverse effect on the Company's financial position.

PRODUCTIVITY SOLUTIONS AND SERVICES BUSINESS OF HONEYWELL INTERNATIONAL INC.
NOTES TO THE COMBINED FINANCIAL STATEMENTS (Continued)
(Dollars in millions, unless otherwise noted)

Purchase Obligations
Purchase obligations are entered into with various vendors in the normal course of business and are consistent with the Company’s expected requirements. At December 31, 2025, the Company has commitments totaling $50 million through 2026 primarily related to agreements for electronic components and devices.
Warranties
The following table is a summary of the Company’s accrued warranty obligations:

	Years Ended December 31,
	2025	2024
Balance at the beginning of the year	$8	$10
Warranty expense	1	1
Warranties fulfilled	(2)	(3)
Balance at the end of the year	$7	$8

Note 14. Subsequent Events (Unaudited)
The Company evaluated subsequent events for recognition or disclosure through October 14, 2026, the date the Combined Financial Statements were available to be issued.
On August 3, 2026, Honeywell completed the sale of the Company (the “Sale”) for total consideration of $1,370 million, net of cash transferred. As these Combined Financial Statements have been prepared on a historical basis and present the results of operations, assets and liabilities of the Company prior to completion of the Sale, the effects of the Sale are not reflected in the Combined Financial Statements.